EXHIBIT 10.33

SECURITY AGREEMENT

        This Security Agreement (this “Agreement”) is made as of July 1, 2003, between Aptimus, Inc., a Washington corporation (“Debtor”), and the individuals identified on the signature pages hereto (each such individual, a “Secured Party,” and collectively, the “Secured Parties”).

        Debtor and the Secured Parties are parties to a Convertible Note Purchase Agreement, dated as of July 1, 2003 (the Convertible Note Purchase Agreement, as it may be supplemented, amended, restated or otherwise modified from time to time, being the “Purchase Agreement”), providing for the purchase of secured notes in the aggregate principal amount of $500,000.00. To induce the purchasers to enter into the Purchase Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor has agreed to grant a security interest to the purchasers under the Purchase Agreement in the Collateral (as defined below) as security for the obligations under the Notes (as defined below).

        Debtor and Secured Parties agree as follows:

        1.       Certain Definitions and Rules of Construction.

(a) Certain Terms Defined in the UCC-Secured Transactions. As used in this Agreement, unless otherwise defined in this Agreement, the singular and plural forms of the terms “accession,” “account,” “account debtor,” “chattel paper,” “collateral,” “deposit account,” “document,” “equipment,” “fixtures,” “general intangible,” “goods,” “health-care-insurance receivable,” “instrument,” “inventory,” “investment property,” “letter-of-credit right,” “payment intangible,” “proceeds,” “promissory note,” “software” and “supporting obligation” have the respective meanings assigned to those terms in the UCC-Secured Transactions.

(b) Certain Other Defined Terms. As used in this Agreement, the following terms have the following meanings, which are equally applicable to both the singular and plural forms of those terms:

“Collateral”has the meaning assigned to that term in Section 2.

“Debtor”has the meaning assigned to that term in the initial paragraph in this Agreement.

“Event of Default” means any event listed or otherwise described in Section 5 of the Purchase Agreement.

“Notes”means the convertible secured promissory notes issued in accordance with the terms of the Purchase Agreement.

“Obligations”means, with respect to each Secured Party, all indebtedness,

obligations and liabilities of Debtor under the Notes and the Purchase Agreement, including, but not limited to, the payment of all obligations to such Secured Party now or hereafter existing under the Notes, whether direct, or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, and expenses.

“Person”means an individual, a corporation, a business trust, an estate, a trust, a partnership, a limited liability company, an association, a joint venture, a government, a governmental subdivision, agency or instrumentality, a public corporation, or any other legal or commercial entity.

“Purchase Agreement” has the meaning assigned to that term in the initial paragraphs in this Agreement.

“Purchaser”has the meaning assigned to that term in the Purchase Agreement.

“Secured Parties” has the meaning assigned to that term in the initial paragraph in this Agreement.

“UCC -Secured Transactions” means the Uniform Commercial Code-Secured Transactions in effect in the state of Washington, as amended from time to time.

(c) Certain Rules of Construction. The headings of the Sections, subsections, paragraphs and other divisions of this Agreement are included for convenience of reference only, and are not to limit or affect in any way the construction or interpretation of any terms, conditions or other provisions of this Agreement. References in this Agreement to Sections are references to the Sections of this Agreement unless otherwise specified.

        2.       Creation of Security Interest. As security for the payment and performance of the Obligations, Debtor grants to and creates in favor of the Secured Parties a security interest in all of Debtor’s right, title and interest in, to and under the following personal property and fixtures (collectively, the “Collateral”), wherever located and whether now or in the future owned, existing, arising or acquired:

(a) accounts receivable;

(b) chattel paper;

(c) deposit accounts;

(d) documents;

(e) equipment;

(f) fixtures;

(g) general intangibles, including payment intangibles, software and things in action;

(h) goods;

(i) instruments, including promissory notes;

(j) inventory;

(k) investment property;

(l) letter-of-credit rights;

(m) supporting obligations;

(n) other personal property, including without limitation, intellectual property in the form of issued patents, provisional and nonprovisional patent applications and trade secrets; and

(o) proceeds of the collateral described in this Section 2.

        3.       Authorization to File Financing Statements. Promptly and in no event more than ten (10) business days from the date of the initial payment of funds by any Purchaser to Debtor under a Note, Debtor shall on behalf of the Secured Parties file initial financing statements, and amendments of financing statements, covering the Collateral and any property that becomes collateral as identifiable proceeds of the Collateral.

        4.       Inspection. Secured Parties may inspect any of the Collateral at any time upon reasonable notice to Debtor.

        5.       Risk of Loss. Debtor has the risk of loss of the Collateral.

        6.       No Collection Obligation. Secured Parties have no duty to collect any income that accrues on any of the Collateral or to preserve any rights relating to any of the Collateral.

        7.       Encumbrance of Collateral. Except for the creation and grant of the security interest under this Agreement, as created by law in the ordinary course of business, or to the extent required by any bank, financial institution, or other lender and any successors and assigns thereof providing a loan or credit to Debtor (each a “Bank” and together the “Banks”), Debtor will not, and the Secured Parties do not authorize Debtor to, create or grant any lien on or security interest in, any of the Collateral. The Secured Parties shall enter into a subordination agreement as may reasonably be requested by any such Bank or Banks acknowledging that the

Notes and the lien of the security interest herein created shall be subordinate and junior in right of payment to all such indebtedness, subject to the limitation set forth in Sections 7 and 8(c)(i) of the Purchase Agreement.

        8.       Representations and Warranties. Debtor represents and warrants to Secured Parties that:

(a) Rights in Collateral. Debtor has rights in, and the power to transfer, the Collateral. Debtor’s right, title and interest in and to the Collateral is free of all adverse claims, liens, security interests and restrictions on transfer or pledge, other than the security interests and restrictions created under, or set forth in, this Agreement, the Purchase Agreement and its schedules and the other Transaction Documents referred to in the Purchase Agreement.

(b) Location of Collateral. All of the Collateral comprising equipment and goods is located in the states of Washington and California.

(c) Jurisdiction of Organization of Debtor. Debtor’s jurisdiction of organization is the state of Washington. Debtor is a corporation incorporated under the laws of the state of Washington.

(d) Name of Debtor. The name of Debtor indicated on the public record of the state of Washington that shows Debtor to have been organized is Aptimus, Inc.

(e) Mailing Address for Debtor. A mailing address for Debtor is 95 South Jackson Street, Suite 300, Seattle, WA 98104.

(f) No Conditions. There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

        9.       Certain Covenants. Until all of the Obligations are paid in full, Debtor:

(a) will not change its jurisdiction of organization from the state of Washington;

(b) will preserve its existence as a corporation under the laws of the state of Washington;

(c) will not change its name without giving at least thirty days prior notice of the proposed change to the Secured Parties;

(d) will take all actions necessary to prevent , and will take no actions to intentionally cause, directly or indirectly, the breach of any representation, warranty, covenant or agreement contained in the Purchase Agreement; and

(e) will maintain insurance with creditworthy insurance companies covering the replacement cost of the Collateral, such replacement cost being deemed to be the amount required to replace such Collateral with equipment of like kind and quality, equivalent to the actual cash value, minus physical depreciation (fair wear and tear) and obsolescence of such Collateral, and will cause the Secured Parties to be named as “additional insureds” under such insurance. Debtor shall provide Secured Parties with evidence of such insurance upon request.

        10.       Secured Parties’ Duties. If Debtor fails to perform any of its obligations under this Agreement, then the Secured Parties, individually or collectively, may (but are not obligated to) perform or cause performance of such obligations and, pursuant to Section 15, Debtor will pay the expenses incurred by the Secured Parties in connection with such performance. The powers conferred on the Secured Parties under this Agreement are solely to protect Secured Parties’ interest in the Collateral and do not impose any duty upon Secured Parties to exercise any such powers. Except for the safe custody of any of the Collateral in the Secured Parties’, or any of them, possession and the accounting for moneys actually received by the Secured Parties, or any of them, under this Agreement, the holding of such sums in trust on behalf of all Secured Parties, and the distribution of such sums to the Secured Parties pro rata based on each such Secured Party’s relative principal loan amount, the Secured Parties have no duty as to any of the Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any of the Collateral. A Secured Party will be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in the possession of such Secured Party if such Collateral is accorded treatment substantially equal to that which such Secured Party accords its own property.

        11.       Events of Default. An Event of Default shall be as defined in Section 1 hereof, and Article 5 of the Purchase Agreement is incorporated herein by reference.

        12.       Certain Remedies. Upon, and at any time after, the occurrence or existence of any Event of Default, in addition to other rights and remedies provided for in this Agreement and the Purchase Agreement or otherwise available to the Secured parties by agreement, at law, in equity or otherwise, the Secured Parties may (a) take possession of the Collateral, (b) render equipment unusable, (c) require Debtor to, and Debtor will at its own cost and expense and immediately upon request of the Secured Parties, assemble all or any part of the Collateral as directed by the Secured Parties and make such Collateral available to the Secured Parties at a place designated by the Secured Parties which is reasonably convenient to both Debtor and the Secured Parties, (d) sell, lease, license or otherwise dispose of any or all of the Collateral in its present condition or following any commercially reasonable preparation or processing, by public or private proceedings, by one or more contracts, as a unit or in parcels, at any time and place, for cash, on credit or for future delivery, and on any other commercially reasonable terms, and (e) exercise in respect of the Collateral all other rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the state of Washington, whether or not such Uniform Commercial Code applies to the affected Collateral. Debtor agrees that, to the extent notification of disposition of any of the Collateral is at any time required by law, a notification of disposition is sent within a reasonable time before the disposition if the notification is sent to Debtor after the occurrence or existence of any Event of Default and ten days or more before the earliest time of disposition set forth in the notification. The Secured Parties will not be obligated to make any sale, lease, license or other disposition of any or all of the Collateral regardless of notification of disposition having been given. The Secured Parties may adjourn any public or private sale, lease or other disposition from time to time by announcement at the time and place fixed for such sale, lease or other disposition, and such sale, lease or other disposition, without further notice, may be made at the time and place to which it was so adjourned. The Secured Parties have no obligation to prepare or process any of the Collateral for sale, lease, license or other disposition.

        13.       Priority; Amendments; Waivers. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Debtor herefrom, shall in any event be effective unless the same shall be in writing and signed by not less than a seventy-one percent (71%) majority of the Secured Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that any amendment or waiver that is not equally applicable to all Secured Parties or is in any way discriminatory to any Secured Party shall require the agreement of such Secured Party. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver of such right, nor shall any single or partial exercise of such right preclude any other or further exercise of such right or the exercise of any other right.

        14.       Indemnity. Debtor will indemnify, defend and hold harmless the Secured Parties from and against any and all claims, losses and liabilities (including, but not limited to, reasonable fees, costs, expenses and disbursements of attorneys) arising from or by reason of this Agreement (including, but not limited to, enforcement of this Agreement), except claims, losses or liabilities resulting from the gross negligence or willful misconduct of a Secured Party .

        15.       Costs and Expenses. Debtor will pay to the Secured Parties on demand the reasonable costs and expenses (including, but not limited to, reasonable fees, costs, expenses and disbursements of accountants, attorneys and other professional advisors) incurred by the Secured Parties in connection with any of (a) retaking the Collateral, holding the Collateral, preparing for disposition of the Collateral, processing the Collateral, and disposing of the Collateral, (b) the exercise or enforcement of any of the rights and remedies of the Secured Parties under this Agreement and (c) any Event of Default.

        16.       Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which counterparts when so executed will be deemed to be an original and all of which counterparts taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement via telephone facsimile transmission will be effective as delivery of a manually executed counterpart of this Agreement.

        17.       Severability. Any term, condition or other provision of this Agreement that is prohibited or unenforceable in any jurisdiction will be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without affecting the validity or enforceability of such term, condition or provision in any other jurisdiction and without invalidating the remaining terms, conditions and other provisions of this Agreement.

        18.       Continuing Interest; Binding Effect. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Obligations, (b) be binding upon the Debtor, its successors and assigns, and (c) inureto the benefit of, and is enforceable by, each of the Secured Parties and their successors, transferees and assigns.

        19.       Governing Law. This Agreement is governed by, and is to be construed in all respects in accordance with, the laws of the state of Washington, without reference to conflict-of-laws or choice-of-law rules that would direct the general application of the laws of another jurisdiction, except to the extent that the validity or perfection of the security interest under this Agreement, or remedies under this Agreement, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of Washington.

        20.       Oral Agreements Unenforceable. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

        22.       Arbitration. Any claim or dispute under this Agreement will be determined by arbitration in accordance with the arbitration provisions of the Purchase Agreement..

        IN WITNESS WHEREOF, Debtor and the Secured Parties have caused this Agreement to be executed by their respective authorized officers or representatives, as of the date first above written.

APTIMUS, INC

By:___________________________________
Title:________________________________

SECURED PARTY:	SECURED PARTY:

SF TECH JV	TIMOTHY C. CHOATE

By:____________________________________	_____________________________________
Its:___________________________________

SECURED PARTY:	SECURED PARTY:

ROBERT W. WRUBEL	MAURA O'NEILL

_____________________________________	_____________________________________

SECURED PARTY:	SECURED PARTY:

FRED FELKER IRA	JOHN STEUART

_____________________________________	_____________________________________

SECURED PARTY:	SECURED PARTY:

MARIAN L. FELKER IRA	[name]

_____________________________________	_____________________________________